Exhibit 99.1

Sutter Rock Capital Corp. Reports Fourth Quarter and Fiscal Year 2019 Financial Results

Net Asset Value of $11.38 per Share as of December 31, 2019

Board of Directors Approves Additional $5.0 Million for Share Repurchase Program; Bringing Share Repurchase Program and Tender Offer Total to $40.0 Million

SAN FRANCISCO, Calif., March 10, 2020 (GLOBE NEWSWIRE) – Sutter Rock Capital Corp. (“Sutter Rock” or the “Company”) (Nasdaq:SSSS) today announced financial results for the quarter and fiscal year ended December 31, 2019. Net assets totaled approximately $199.9 million, or $11.38 per share at December 31, 2019, inclusive of dividends totaling $0.32 per share declared during during the fourth quarter, as compared to $11.24 per share at September 30, 2019 and $9.89 per share at December 31, 2018.

“We are pleased to report a strong fourth quarter for Sutter Rock, which was driven by positive developments across our investment portfolio,” said Mark Klein, President and Chief Executive Officer of Sutter Rock. “We believe that Parchment Inc.’s successful merger with Credentials Solutions is a strong positive signal for other top names in the Sutter Rock portfolio, and we are encouraged by the fundamentals of the portfolio.”

“Sutter Rock is committed to initiatives that enhance shareholder value and we believe the market is undervaluing our portfolio. Accordingly, our Board of Directors has authorized an additional $5.0 million for share repurchases, bringing our Share Repurchase Program total to $30.0 million, not including the $10.0 million Tender Offer effectuated in the fourth quarter. Given the significant discount at which our stock is trading compared to net asset value, we determined that this authorization is an efficient deployment of capital.”

“Looking forward, a key area of continued focus is selectively adding new investments to our portfolio to drive long-term value for shareholders. The recent appointment of Keri Findley to Senior Managing Director and Senior Member of the Investment Committee will enhance this investment process by providing Sutter Rock with strategic guidance throughout our investment diligence and by introducing a credit-based investment strategy that will be complementary to our current equity approach. We believe that Keri’s appointment, in combination with our healthy cash balance during ongoing dislocation in global equity markets, leaves us well positioned to opportunistically execute new investments at attractive pricing levels.”

Investment Portfolio as of December 31, 2019

At December 31, 2019, Sutter Rock held positions in 23 portfolio companies with an aggregate fair value of approximately $191.6 million. As a result of the Company’s continued strategy to increase the size of its investments in individual portfolio companies, Sutter Rock has consolidated its investment portfolio around its top positions. The Company’s top five portfolio company investments accounted for approximately 61% of the total portfolio at fair value as of December 31, 2019.

Top Five Investments as of December 31, 2019

$ in millions	Fair Value	% of Total Portfolio
Coursera, Inc.	$33.6	17.5%
Palantir Technologies, Inc.	31.6	16.5
Course Hero, Inc.	25.7	13.4
Ozy Media, Inc.	15.7	8.2
Nextdoor.com, Inc. (1)	10.9	5.7
Total (rounded)	$117.4	61.3%

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(1)	At December 31, 2019, Parchment, Inc. was a Top 5 position; however, due to the close of the Parchment, Inc. merger with Credential Solutions on January 31, 2020 and Sutter Rock’s full exit of its Parchment, Inc. position, it has been removed for illustrative purposes.

Fourth Quarter 2019 Investment Portfolio Activity

During the three months ended December 31, 2019, Sutter Rock exited its investments in the following portfolio companies:

Portfolio Company	Shares Sold	Average Net Share Price (1)	Net Proceeds	Realized Gain/(Loss)
Lyft, Inc.	304,829	$43.57	$13.3 million	$9.0 million
EdSurge Inc.	873,153	$-	$-	($1.0 million)

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(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.

During the three months ended December 31, 2019, Sutter Rock funded the following follow-on investment:

Portfolio Company	Investment	Transaction Date	Amount Invested
Stormwind, LLC.	Preferred Shares, Series D	11/26/2019	$0.3 million

Subsequent to year-end, through March 9, 2020, Sutter Rock exited its position in Parchment, Inc.:

Portfolio Company	Shares Sold	Average Net Share Price	Net Proceeds(1)	Realized Gain/(Loss)
Parchment, Inc.	3,200,512	$3.37	$10.8 million	$6.8 million

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(1)	Net proceeds includes approximately $0.1 million in additional proceeds currently held in escrow.

Fourth Quarter 2019 Financial Results

	Quarter Ended December 31, 2019		Quarter Ended December 31, 2018
	$ in millions	per share	$ in millions	per share

Net investment income/(loss)	$(2.6)	$(0.14)	$1.7	$0.08

Net realized gain on investments	7.9	0.43	0.1	0.01

Net change in unrealized appreciation/(depreciation) of investments, net of tax effect(1)	(3.1)	(0.17)	(17.0)	(0.86)

Net increase/(decrease) in net assets resulting from operations - basic(2)	$2.2	$0.12	$(15.2)	$(0.77)

Dividends declared	(5.6)	(0.32)	-	-

Repurchase of common stock(3)	(10.2)	0.36	(2.8)	0.08

Stock-based compensation	(0.5)	(0.02)	-	-

Increase/(decrease) in net asset value(2)	$(14.0)	$0.14	$(18.0)	$(0.69)

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(1)	Includes related net tax benefit of $5.5 million for the quarter ended December 31, 2018.
(2)	Total may not sum, due to rounding.
(3)	During the quarters ended December 31, 2019 and 2018, the Company repurchased 28,000 and 412,308 shares of Sutter Rock common stock, respectively, for approximately $0.2 million and $2.8 million, respectively, in cash under its Share Repurchase Program. Additionally, during the quarter ended December 31, 2019, under its modified Dutch Auction tender offer, Sutter Rock repurchased 1,449,275 shares for $10.0 million. The use of cash in connection with the repurchases decreased net asset value as of period end; however, the reduction in shares outstanding as of period end resulted in an increase in the net asset value per share.

Weighted-average common basic shares outstanding were approximately 18.4 million and 19.9 million for the quarters ended December 31, 2019 and 2018, respectively.

Fiscal Year 2019 Financial Results

	Fiscal Year Ended December 31, 2019		Fiscal Year Ended December 31, 2018
	$ in millions	per share	$ in millions	per share

Net investment loss	$(9.5)	$(0.49)	$(7.6)	$(0.37)

Net realized gain/(loss)	19.2	0.99	(7.8)	(0.38)

Net change in unrealized appreciation/(depreciation) of investments	13.4	0.69	9.6	0.47

Adjustment to provision for taxes on net unrealized appreciation/depreciation of investments	0.9	0.05	6.7	0.33

Net increase in net assets resulting from operations - basic	$24.0	$1.24	$0.9	$0.05

Dividends declared	(5.6)	(0.32)	-	-

Repurchase of common stock(1)	(14.8)	0.52	(10.3)	0.20

Stock based compensation	1.0	0.05	-	-

Increase/(decrease) in net asset value(2)	$4.5	$1.49	$(9.4)	$0.25

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(1)	During the years ended December 31, 2019 and 2018, the Company repurchased 749,128 and 1,483,698 shares of Sutter Rock common stock, respectively, for approximately $4.8 million and $10.3 million, respectively, in cash under its Share Repurchase Program. Additionally, during the year ended December 31, 2019, under its modified Dutch Auction tender offer, Sutter Rock repurchased 1,449,275 shares for $10.0 million. The use of cash in connection with the repurchases decreased net asset value as of period end; however, the reduction in shares outstanding as of period end resulted in an increase in the net asset value per share.
(2)	Total may not sum, due to rounding.

Weighted-average common basic shares outstanding were approximately 19.3 million and 20.6 million for the fiscal years ended December 31, 2019 and 2018, respectively.

Sutter Rock’s liquid assets were approximately $50.1 million as of December 31, 2019, consisting of cash and cash equivalents.

Dividends Declared

On November 5, 2019, Sutter Rock’s Board of Directors declared a $0.20 per share cash dividend, paid on December 12, 2019 to the Company’s common stockholders of record as of the close of business on December 2, 2019.

On December 20, 2019, Sutter Rock’s Board of Directors declared a $0.12 per share cash dividend, paid on January 15, 2020 to the Company’s stockholders of record as of the close of business on December 31, 2019.

Share Repurchase Program & Modified Dutch Auction Tender Offer

During the quarter ended December 31, 2019, Sutter Rock repurchased 28,000 shares under the Share Repurchase Program for an aggregate purchase price of $0.2 million. From January 1, 2020 through March 9, 2020, the Company repurchased an additional 237,612 shares of its common stock for an aggregate purchase price of $1.5 million.

On March 9, 2020, the Board of Directors authorized a $5.0 million expansion of the Share Repurchase Program to $30.0 million. The dollar value of shares that may yet be purchased by the Company under the Share Repurchase Program is approximately $8.5 million.

During the quarter ended December 31, 2019, Sutter Rock commenced a modified Dutch Auction Tender Offer for $10.0 million of its outstanding common stock. Sutter Rock repurchased 1,449,275 shares, representing 7.6% of its outstanding shares, for payment in late November 2019, at a price of $6.90 per share on a pro rata basis, excluding fees and expenses relating to the self-tender offer.

Under the publicly announced Share Repurchase Program and the modified Dutch Auction Tender Offer, as of March 9, 2020, the Company has repurchased 4,854,371 shares of its common stock for approximately $31.5 million since the Share Repurchase Program was announced in August 2017.

Conference Call and Webcast

Management will hold a conference call and webcast for investors on March 11, 2020 at 2:00 p.m. PT (5:00 p.m. ET). The conference call access number for U.S. participants is 334-777-6978, and the conference call access number for participants outside the U.S. is +1 800-367-2403. The conference ID number for both access numbers is 7996418. Additionally, interested parties can listen to a live webcast of the call from the "Investor Relations" section of Sutter Rock’s website at www.sutterrock.com. An archived replay of the webcast will also be available for 12 months following the live presentation.

A replay of the conference call may be accessed until 5:00 p.m. PT (8:00 p.m. ET) on March 18, 2020 by dialing 888-203-1112 (U.S.) or +1 719-457-0820 (International) and using conference ID number 7996418.

About Sutter Rock Capital Corp.

Sutter Rock Capital Corp. (Nasdaq:SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. Sutter Rock is headquartered in San Francisco, CA. Connect with the company on Twitter, LinkedIn, and at www.sutterrock.com.

Forward-Looking Statements

Statements included herein, including statements regarding Sutter Rock's beliefs, expectations, intentions or strategies for the future, may constitute "forward-looking statements". Sutter Rock cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements and other conditions which could cause Sutter Rock's actual results to differ from management's current expectations are contained in Sutter Rock's filings with the Securities and Exchange Commission. Sutter Rock undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

Contact

Sutter Rock Capital Corp.

(650) 235-4769

IR@sutterrock.com

Media Contact

Bill Douglass

Gotham Communications, LLC

Communications@sutterrock.com

SUTTER ROCK CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	December 31, 2019	December 31, 2018
ASSETS
Investments at fair value:
Non-controlled/non-affiliate investments (cost of $90,567,041 and $105,869,607, respectively)	$152,866,112	$170,067,233
Non-controlled/affiliate investments (cost of $52,857,243 and $42,333,854, respectively)	37,944,268	5,931,863
Controlled investments (cost of $7,161,412 and $22,960,942, respectively)	775,198	22,816,733
Total Portfolio Investments	191,585,578	198,815,829
Investments in U.S. Treasury bills (cost of $49,996,667 and $99,982,067, respectively)	50,000,000	99,994,000
Total Investments (cost of $200,582,363 and $271,146,470, respectively)	241,585,578	298,809,829
Cash	44,861,263	28,184,163
Escrow proceeds receivable	265,303	2,494,582
Interest and dividends receivable	84,630	255,670
Deferred financing costs	11,382	267,541
Prepaid expenses and other assets(3)	1,755,933	207,769
Total Assets	288,564,089	330,219,554
LIABILITIES
Accounts payable and accrued expenses(3)	1,143,923	490,687
Accrued incentive fees, net of waiver of incentive fees(1)	—	4,660,472
Accrued management fees, net of waiver of management fees(1)	—	415,056
Payable to executive officers	1,369,873	—
Accrued interest payable	475,000	475,000
Dividends payable	2,107,709	—
Payable for securities purchased	44,746,660	89,480,103
Deferred tax liability	—	885,566
4.75% Convertible Senior Notes due March 28, 2023(2)	38,803,635	38,434,511
Total Liabilities	88,646,800	134,841,395

Net Assets	$199,917,289	$195,378,159
NET ASSETS
Common stock, par value $0.01 per share (100,000,000 authorized; 17,564,244 and 19,762,647 issued and outstanding, respectively)	$175,642	$197,626
Paid-in capital in excess of par	178,550,374	192,322,399
Accumulated net investment loss	(25,679,362)	(16,228,294)
Accumulated net realized gain/(loss) on investments	5,867,417	(7,691,365)
Accumulated net unrealized appreciation/(depreciation) of investments	41,003,218	26,777,793
Net Assets	$199,917,289	$195,378,159
Net Asset Value Per Share	$11.38	$9.89

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(1)	This balance references a related-party transaction.
(2)	As of December 31, 2019 and December 31, 2018, the 4.75% Convertible Senior Notes due March 28, 2023 had a face value of $40,000,000.
(3)	This balance includes a right of use asset and corresponding operating lease liability, respectively.

SUTTER ROCK CAPITAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2019	2018	2017
INVESTMENT INCOME
Non-controlled/non-affiliate investments:
Interest income	$828,392	$351,188	$(4,627)
Dividend income	100,000	—	73,096
Non-controlled/affiliate investments:
Interest income	108,395	581,813	59,460
Controlled investments:
Interest income	58,937	59,835	249,839
Dividend income	400,000	625,000	475,000
Total Investment Income	1,495,724	1,617,836	852,768
OPERATING EXPENSES
Management fees(1)	848,723	5,199,900	5,666,176
Incentive fees/(Reversal of incentive fee accrual)(1)	(4,660,472)	382,387	7,151,641
Costs incurred under Administration Agreement(1)	306,084	1,702,047	1,874,839
Compensation expense	4,286,972	—	—
Directors’ fees	383,370	345,000	328,480
Professional fees	5,290,329	1,587,578	2,068,668
Interest expense	2,372,570	4,545,471	4,696,819
Income tax expense	33,825	482,994	52,901
Other expenses	2,085,391	899,457	600,331
Total Operating Expenses	10,946,792	15,144,834	22,439,855
Management fee waiver(1)	—	(892,421)	(708,272)
Incentive fee waiver(1)	—	(5,000,000)	—
Total operating expenses, net of waiver of management and incentive fees	10,946,792	9,252,413	21,731,583
Net Investment Loss	(9,451,068)	(7,634,577)	(20,878,815)
Realized Gains/(Losses) on Investments:
Non-controlled/non-affiliated investments	32,625,663	(7,432,939)	3,989,476
Non-controlled/affiliate investments	(13,446,323)	—	—
Controlled investments	—	(680)	(3,075,494)
Net Realized Gain/(Loss) on Investments	19,179,340	(7,433,619)	913,982
Realized loss on partial repurchase of 5.25% Convertible Senior Notes due 2018	—	(397,846)	—
Change in Unrealized Appreciation/(Depreciation) of Investments:
Non-controlled/non-affiliated investments	(1,907,148)	21,819,883	45,958,490
Non-controlled/affiliate investments	21,489,014	(10,988,777)	(16,084,516)
Controlled investments	(6,242,007)	(1,190,056)	4,901,722
Net Change in Unrealized Appreciation/(Depreciation) of Investments	13,339,859	9,641,050	34,775,696
Benefit from taxes on unrealized depreciation of investments	885,566	6,716,735	2,757,070
Net Change in Net Assets Resulting from Operations	$23,953,697	$891,743	$17,567,933
Net Change in Net Assets Resulting from Operations per Common Share:
Basic	$1.24	$0.04	$0.80
Diluted(2)	$1.14	$0.04	$0.80
Weighted-Average Common Shares Outstanding
Basic	19,328,414	20,617,890	21,924,490
Diluted(2)	23,069,622	20,617,890	21,924,490

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(1)	This balance references a related-party transaction.
(2)	For the years ended December 31, 2019, 2018, and 2017, 0, 6,079,068, and 5,751,815 potentially dilutive common shares, respectively, were excluded from the weighted-average common shares outstanding for diluted net increase in net assets resulting from operations per common share because the effect of these shares would have been anti-dilutive.

SUTTER ROCK CAPITAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS

	Year Ended December 31,
	2019	2018	2017	2016	2015
Per Basic Share Data
Net asset value at beginning of the year	$9.89	$9.64	$8.66	$12.08	$14.80
Net investment loss(1)	(0.49)	(0.37)	(0.95)	(0.06)	(2.52)
Net realized gain/(loss) on investments(1)	0.99	(0.36)	0.04	(0.12)	2.80
Benefit from taxes on net realized loss of investments(1)	—	—	—	—	0.02
Realized loss on partial repurchase of 5.25% Convertible Senior Notes due 2018(1)	—	(0.02)	—	—	—
Net change in unrealized appreciation/(depreciation) of investments(1)	0.69	0.47	1.59	(3.30)	(0.69)
Benefit from taxes on unrealized depreciation of investments(1)	0.05	0.33	0.13	0.10	0.83
Dividends declared	(0.32)	—	—	(0.04)	(2.76)
Repurchase of common stock	0.52	0.20	0.18	—	—
Stock-based compensation(1)	0.05	—	—	—	—
Net asset value at end of year	$11.38	$9.89	$9.64	$8.66	$12.08
Per share market value at end of year	$6.55	$5.22	$5.45	$5.03	$9.37
Total return based on market value(2)	31.53%	(4.22)%	8.35%	(23.29)%	8.57%
Total return based on net asset value(2)	15.08%	2.59%	11.32%	(27.74)%	(0.27)%
Shares outstanding at end of year	17,564,244	19,762,647	21,246,345	22,181,003	22,181,003
Ratios/Supplemental Data:
Net assets at end of year	$199,917,289	$195,378,159	$204,762,866	$192,128,810	$268,010,945
Average net assets	$209,261,190	$208,678,731	$199,457,678	$243,577,514	$296,560,393
Ratio of gross operating expenses to average net assets(3)	6.08%	7.09%	11.25%	0.82%	9.10%
Ratio of incentive fee waiver to average net assets	—%	(2.40)%	—%	—%	—%
Ratio of management fee waiver to average net assets	—%	(0.43)%	(0.36)%	—%	—%
Ratio of income tax provision to average net assets	(0.42)%	(3.22)%	(1.38)%	(0.87)%	(1.88)%
Ratio of net operating expenses to average net assets(3)	5.66%	1.04%	9.51%	(0.05)%	7.22%
Ratio of net investment loss to average net assets(3)	(4.52)%	(3.66)%	(10.47)%	(0.52)%	(16.41)%
Portfolio Turnover Ratio	12.95%	5.01%	0.07%	4.46%	8.30%

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(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	Total return based on market value is based on the change in market price per share between the opening and ending market values per share in the year. Total return based on net asset value is based upon the change in net asset value per share between the opening and ending net asset values per share.
(3)	Financial Highlights for periods of less than one year are annualized and the ratios of operating expenses to average net assets and net investment loss to average net assets are adjusted accordingly. Non-recurring expenses, including the $5.0 million accrued incentive fee forfeiture pursuant to the Waiver Agreement, are not annualized. Because the ratios are calculated for the Company’s common stock taken as a whole, an individual investor’s ratios may vary from these ratios.